AGREEMENT FOR CONSULTING SERVICES

This Agreement for Consulting Services (this "Agreement") is made and entered into effective as of the 20th day of October, 2007, by and between Global Energy, Inc., a Nevada corporation (the "Company"), and Trianon Partners, a Nevada corporation (the "Consultant").

WHEREAS, the Company desires to engage the Consultant to perform the consulting services provided for herein on the terms set forth below; and

WHEREAS, the Consultant is willing to perform the consulting services on behalf of the Company on the terms set forth below;

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants contained herein, the Company and the Consultant (each sometimes referred to herein individually as a "Party" and collectively as the "Parties") hereby agree as follows:

1. Scope of Work. The Consultant hereby agrees to devote its expertise, capabilities, and talent to perform the following services (the "Scope of Work"): (i) review the potential for installing a demonstration plant that uses a proprietary technology (the "Technology") that converts waste to mineral biodiesel (the "Plant") in Spearman, Texas or such other location as agreed to by the Company to enable the Company to advance the marketing of the Technology in the United States; (ii) develop a suitable ownership structure for the Plant; (iii) manage the development of the Plant; (iv) draft and negotiate the contracts required for the successful development of the Plant; (v) manage the process of securing the permits for the Plant, if any; (vi) oversee the parties engaged to construct, install and start-up the Plant; (vii) provide liaison services with Government officials in Spearman, Texas or such other location as agreed to by the Company; (viii) if available, pursue a tax abatement agreement with Hansford County or such other county; (ix) prepare a budget for the development and construction of the Plant; and (x) if requested, serve on the board of managers or other board for the entity to be formed to own the Plant. For the avoidance of doubt, the responsibilities of the Consultant hereunder shall not extend beyond the completion of installation of the Plant unless a further agreement is entered into between the Parties.

2. Performance of the Consulting Services. The Consultant shall perform the services (the "Consulting Services") as set forth in the Scope of Work, in a prompt, diligent and competent manner according to its own means and methods of work that are reasonably calculated to achieve the objectives of this Agreement. The Consultant agrees to commence the performance of the Scope of Work as of November 1, 2007. The Company shall not be required to pay for any Consulting Services performed by the Consultant prior to such date.

3. Independent Contractor. The Consultant represents and warrants that it is, and it shall be, an independent contractor and performance of the Consulting Services hereunder shall be as an independent contractor. The Consultant shall have the responsibility for, and control over, the details and means of performing the Consulting Services required to be performed hereunder. Nothing contained herein is intended to or shall be construed as making the Consultant an employee of the Company or conferring upon the Consultant any rights, privileges or benefits as an employee of the Company, all rights, privileges and benefits of the Consultant as consultant being set forth in this Agreement, and Consultant shall not represent to the contrary to any person. The Consultant shall commit such time as is required to perform the services set forth herein.

4. Designated Agent of the Company. The Consulting Services shall be performed in accordance with the directions of the Company's authorized representative, as is designated from time to time by the Company. Asi Shalgi shall be the Company's designated representative for this purpose. The Company may designate substitute or additional designated representatives from time to time, who shall be empowered to act for it in connection with this Agreement.

5. No Third Party Liability; No Third Party Beneficiary. The Parties shall look solely to each other for purposes of the performance and enforcement of any and all rights and obligations imposed hereunder. No liability for performance shall be imputed to any third party, including subsidiaries, parents and affiliates, absent the express written consent of the third party. No third party shall be deemed a beneficiary of this Agreement or otherwise be entitled to enforce the terms of this Agreement.

6. Compensation. In full consideration for the services that are to be performed by the Consultant hereunder and subject to the terms and conditions of this Agreement, the Company agrees to pay the Consultant a fixed fee of Two Hundred Fifty Thousand Dollars ($250,000) (the "Fixed Fee") in the manner described below. For the avoidance of doubt, the Consultant shall not be entitled to any sales commission in connection with the sale or installation of the Plant under this Agreement or any other agreement entered into between the Consultant and the Company or any of its affiliates. Once the Company determines that it wants to proceed with the Plant, the Company shall so notify the Consultant as provided for in paragraph 2 and pay the Consultant Ten Thousand Dollars ($10,000) of the Fixed Fee per month until the completion of the physical installation of the Plant, with the balance of the Fixed Fee to be paid at the time of the achievement of Mechanical Completion (as such term is defined below) of the Plant. Notwithstanding the foregoing, it is the expectation of the Parties that the physical installation of the Plant shall be able to commence on or before May 1, 2008. If physical installation of the Plant has not commenced by such date as a result of the failure of the Consultant to secure a site and the necessary contracts and approvals for such physical installation to begin, the Company shall not be

required to pay the Consultant for more than ten (10) months of services hereunder. In such case, the Consultant shall be paid for the ten (10) months of services and the balance of the payment shall be made at the time of achievement of Mechanical Completion of the Plant. The Company recognizes that it is not the responsibility of the Consultant to make sure that the Plant is commissioned or that it operates in accordance with any of the guarantees provided by AlphaKat GMBH or any other suppliers. Accordingly, it is not a requirement for the payment of the balance of the fee due to the Consultant hereunder that the Plant be commissioned or achieve any guaranteed performance level. The payment of the balance of the fee shall be due once Mechanical Completion of the Plant has been achieved. The term "Mechanical Completion" means that the Plant has been constructed in accordance with the plans and specifications set forth in the purchase order for the System, including the performance of static integrity tests such as hydrostatic and pneumatic pressure tests, electrical continuity and ground fault tests, calibrations, clean outs and flushes necessary to commence the start-up and testing of the Plant. Notwithstanding any provision contained herein to the contrary, in the event of a force majeure (as defined in paragraph 15.9 hereunder) that delays the installation of the Plant, the Company shall be entitled to suspend the work to be performed by the Consultant until the force majeure ceases to exist and suspend the monthly payments during such time.

7. Retainer. The Consultant waives its standard retainer policy for the Company.

8. Reimbursement of Expenses. The Company shall reimburse the Consultant monthly for the reasonable out-of-pocket expenses incurred by the Consultant in providing the services hereunder, including without limitation, long distance telephone, telecopy, photocopying, postage, delivery and overnight courier services and airfare, hotels meals, taxis and all other travel expenses; provided, however, that the Consultant shall not incur any travel expenses without the prior approval of the Company.

9. Billing and Payment. The Consultant shall provide the Company with an invoice monthly, which invoice shall include a brief summary of the services performed and the total amount of out-of-pocket expenses incurred, together with copies of invoices for any significant expenses. The Company shall pay each such invoice within fifteen (15) days of the receipt thereof by wire transfer to the account designated in the invoice. Payments made more than thirty (30) days late shall bear interest on the outstanding balance until paid at a rate equal to the lesser of (i) one percent (1%) per month and (ii) the maximum rate allowed by law.

10. Taxes. Notwithstanding any provision that is contained herein to the contrary, the compensation to be paid to the Consultant hereunder and the reimbursement of any out-of-pocket costs shall be net of any applicable withholding taxes. The Company shall pay any such withholding taxes. The Consultant shall bear full responsibility for and indemnify the Company against liability for any taxes, duties, imposts and fiscal charges for its performance arising under this

Agreement, which shall include taxes, duties, imposts and fiscal charges on its compensation. It is intended that the fees paid hereunder shall constitute earnings from self-employment income. Without limiting the generality of the foregoing, the Company will not withhold any amounts therefrom as U.S. federal income tax withholdings from wages or as employee contributions under the U.S. Federal Insurance Contributions Act or make employer contributions thereunder with respect thereto. The Consultant shall be solely responsible for the reporting, estimation and payment of all income taxes, fees and other contributions on or attributable to self-employment income attributable to the fees payable hereunder.

11. Binding Obligation. This Agreement shall inure to the benefit of and be binding upon the Consultant and its successors and assigns, but neither this Agreement nor any rights or obligations hereunder may be assigned or subcontracted by the Consultant to any third party and any attempt to do so shall be null and void. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns; provided, however, that except with the prior written consent of the Consultant, the Company shall not assign this Agreement nor any of its rights or obligations hereunder, other than to an affiliate or in connection with the direct or indirect transfer of all or a majority of its business by merger, sale of assets, sale of stock or otherwise.

12. Termination. Once the Consultant commences the work, the Company shall not be entitled to terminate this Agreement except for cause, it being agreed, however, that once construction of the Plant commences, the Consultant shall be entitled to the full amount of the Fixed Fee less the reasonable cost of performing the services that the Consultant was required to provide under this Agreement but were not provided by the Consultant. In the event of a termination of this Agreement by the Company as a result of a default or other nonperformance by the Consultant or as a result of any illegal activity undertaken by the Consultant, the Company shall have no liability to the Consultant for any costs that are incurred by the Consultant as a result of such termination. The rights and remedies of the Company as provided herein are not exclusive and are in addition to any other rights and remedies provided at law or in equity. Upon any termination of this Agreement, all of the completed work and the work in progress prepared by the Consultant for the Company in the performance thereof shall become the property of the Company and shall be delivered to the Company at the time of termination. The Consultant shall submit a final invoice to the Company within thirty (30) days of the date of the termination.

13. The Consultant Cannot Bind the Company. It is expressly agreed that the Consultant has no authority to act for or on behalf of the Company or to bind the Company to any contract or agreement or in any other manner or to incur costs on behalf of the Company (except as is provided by paragraph 8) without the prior express written approval of the Company. Nothing contained herein shall be construed to create a partnership, joint venture or association of any kind.

14. Negotiation of Dispute and Disagreements. In the event of any dispute or disagreement arising out of or relating to the implementation or performance of this Agreement which the Parties have been unable to settle or agree upon within thirty (30) days after such dispute or disagreement arises, each Party shall nominate a senior officer to meet in a mutually convenient location (or if the Parties cannot agree in New York City) in an attempt to resolve such dispute or disagreement. Should the resolution of such dispute or disagreement not be obtained within fifteen (15) days after the meeting of senior officers for such purpose, either Party may then submit the dispute to arbitration in accordance with the provisions of this paragraph 14 upon providing proper Notice. Any claim, dispute or controversy arising out of or relating to this Agreement shall be submitted to binding arbitration and governed by the American Arbitration Association for arbitration in Nevada. The decision of the arbitrator(s) shall be final and binding upon the Parties without the right of appeal to the courts having jurisdiction thereof. The costs and expenses of the arbitration (including reasonable attorneys' fees) will be borne by the losing Party unless the arbitrator(s) determine that it would be manifestly unfair to honor this Agreement and determine a different allocation of costs.

15. Miscellaneous.

15.1. Governing Law. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Nevada.

15.2 Compliance with Applicable Law. The Consultant shall observe and abide by all applicable laws, including federal, state and local laws, regulations, ordinances, codes and other rules of governmental or any other duly constituted authority having jurisdiction over the Consulting Services. The Consultant agrees to defend, indemnify and hold the Company and its affiliates harmless (including expenses and legal fees) from any liability or penalty which may be imposed by reason of the Consultant's failure to observe and abide thereby.

15.3. Validity. The invalidity or enforceability of any provision of this Agreement as applied to a particular occurrence or circumstance shall not affect the validity or enforceability of any of the other provisions of this Agreement or the other applicability of such provision, as the case may be.

15.4. Understandings. The present instrument contains all the conditions negotiated by and between the Parties and substitutes any and all previous written and oral commitments and understandings.

15.5. Notices. Any notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the Company or to the Consultant at the following addresses (or to such other address as either Party may notify the other in writing):

If to the Company:

Global Energy, Inc.
Moshe Aviv Tower, 46th floor
7 Jabotinski Street,
Ramat Gan 52520, Israel
Attn: Asi Shalgi
Telecopy: (815) 572-0427

If to the Consultant:

Trianon Partners
945 Ellington Lane
Pasadena, CA 91105
United States of America
Telecopy: (815) 361-9052

15.6. Indemnity. Each Party (the "Indemnifying Party") agrees to indemnify and hold harmless the other Party (the "Indemnified Party") for any loss or liability arising out of the Indemnifying Party's performance under this Agreement unless said loss or liability is due to the negligence or willful misconduct of such Indemnified Party.

15.7. Acknowledgement. The Company hereby acknowledges and agrees that, notwithstanding the fact that Consultant's chief executive officer, Bruce I. Drucker, is a licensed attorney, this Agreement does not contemplate the performance of legal services by the Consultant or by Mr. Drucker and Mr. Drucker shall not be obligated to render any legal services to the Company.

15.8 No Waiver. Any failure by the Company or the Consultant, at any time, to enforce or to require the strict keeping and performance of any of the terms or conditions of this Agreement shall not constitute a waiver of such terms or conditions and shall not affect or impair such terms or conditions in any way or the right of the Company or the Consultant at any time to avail itself of such remedies as it may have for any breach or breaches of such terms or conditions. No term, condition or provision of any invoice, delivery ticket or other document submitted by the Consultant to the Company shall have the effect of modifying or waiving in any manner the provisions of this Agreement unless any such document shall be accepted and executed by an officer of the Company.

15.9 Force Majeure. Neither Party shall be liable for any failure to perform the terms of this Agreement when such failure is due to "force majeure" as hereinafter defined. The term "force majeure" as used in this Agreement shall mean any delay or default in performance due to any cause beyond the control of the Party claiming force majeure and without such Party's fault or negligence, including but not restricted to: acts of God, civil disturbances, arrests and restraints by rulers and people; acts of the public enemy, wars, riots, insurrections or sabotage; interruptions of the federal, state or local government or any agency thereof; court orders, present and future valid orders of any governmental authority or any officer, agency or any instrumentality thereof; floods, fires, storms, epidemics, landslides, lightning, earthquakes, washouts, explosions or

quarantine; strikes, lockouts, or industrial disturbances; interruption of transportation, freight embargoes or delays in delivery of equipment or services necessary to the performance of any provision of this Agreement; or inability to secure right of way, labor shortages, breakage or accident to machinery or lines of pipe, or any other cause, whether of the kind herein enumerated or otherwise, not reasonably within the control of the Party claiming force majeure. Nothing contained in this paragraph, however, shall be construed to require either Party to settle a labor dispute against its will. If, as a result of force majeure, either Party is unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to make payment of money due, then, upon such Party's giving Notice and a description of such cause in writing to the other Party as soon as possible after the occurrence of the cause, the obligation of the Party giving such Notice, so far as it is affected by the cause specified in such Notice, shall be suspended for the duration of the cause. Such cause shall, as far as possible, be remedied with all reasonable dispatch.

15.10 Records. The Consultant shall maintain all books and records, including supporting documentation, of all activities, costs and expenditures incurred in such detail that all such costs and expenditures may be readily computed and audited. Such records shall be available to the Company's agent or its authorized representative from time to time and at reasonable times and places throughout the term of this Agreement and for a period of three (3) years after final payment or longer if required by law. The Company shall have the right to inspect and audit such books, records and supporting documents of the Consultant and to make copies of such records as may be needed for the performance of an audit, for the purpose of determining the reasonableness and accuracy of such costs and expenditures charged to the Company or for the purpose of answering any inquiries or requirements made by a regulatory authority to the Company.

15.11 Effect of Invalid Provision. The Consultant and the Company agree that, in the event any provision (or portion thereof), of this Agreement is determined to be invalid for any reason, such invalidity shall not affect the validity of any remaining language which can be given effect without the invalid provision.

15.12 Confidentiality. The Consultant and the Company agree to maintain all of the terms and conditions of this Agreement in the strictest confidence and not to disclose such terms to any other party unless required to do so by applicable law (in which case the Consultant or the Company, as the case may be, shall disclose the minimum required by law to be disclosed).

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written above.

GLOBAL ENERGY, INC.

By: ______________________
Asi Shalgi
Chief Executive Officer

TRIANON PARTNERS

By: ______________________
Bruce I. Drucker
Chief Executive Officer